As filed with the Securities and Exchange Commission on August 17 , 1999
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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                 ---------------

                                   FORM 8-A/A
                                (Amendment No. 2)
                                 ---------------

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                                 U S WEST, Inc.
                            (Formerly "USW-C, Inc.")
             (Exact Name of Registrant as Specified in its Charter)
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                         Delaware                                                   84-0953188
         (State of Incorporation or Organization)                      (I.R.S. Employer Identification No.)
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                 1801 California Street, Denver, Colorado 80202
    (Address and Zip Code of Principal Executive Offices of Both Registrants)

        Securities to be registered pursuant to Section 12(b) of the Act:
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                      Title of Each Class of                            Name of Each Exchange on Which
                    Securities to be Registered                         Each Class is to be Registered
         --------------------------------------------------       -------------------------------------------
                      Common Stock, par value                              New York Stock Exchange
                          $.01 per share

                      Junior Preferred Stock                               New York Stock Exchange
                          Purchase Rights
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If this form relates to the  registration  of a class of securities  pursuant to
Section  12(b)  of  the  Exchange  Act  and is  effective  pursuant  to  General
Instruction A.(c), check the following box. [X]

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to the General Information Instruction A.(d), check the following box. [ ]

  Securities Act registration statement file number to which this form relates
                                (if applicable):
                                    333-45765
                                    ---------
        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                         ------------------------------
                                (Title of Class)

          (The Exhibit Index is located on page 5 of this Form 8-A/A.)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

This Form 8-A/A (Amendment No. 2) amends the Form 8-A/A dated May 12, 1998, as filed with the United States Securities and Exchange Commission (the "SEC") on May 12, 1998.

A description of the Common Stock, par value $.01 per share, of the Registrant, and the attached Series A Junior Preferred Stock Purchase Rights, is contained under the caption "Chapter 8: Capital Stock - New U S WEST Capital Stock" in the Registrant's Registration Statement on Form S-4 (File No. 333-45765), as filed with the SEC, and is incorporated herein by reference.

On May 16, 1999, U S WEST, Inc., a Delaware corporation ("U S WEST") and Global Crossing Ltd., a Bermuda company ("Global Crossing"), entered into an Agreement and Plan of Merger, dated as of May 16, 1999 (the "Global Merger Agreement'). The Global Merger Agreement is on file with the SEC on U S WEST's Current Report on Form 8-K, dated May 21, 1999, and is incorporated herein by reference.

In connection with the approval of the Global Merger Agreement, the U S WEST Board of Directors amended the Rights Agreement between U S WEST and State Street Bank and Trust Company ("State Street"), dated June 1, 1998, (the "Rights Agreement'). Amendment No. 1 to Rights Agreement between U S WEST and State Street, dated as of May 16, 1999 ("Amendment No. 1"), is on file with the SEC as an exhibit to U S WEST's Current Report on Form 8-K, dated May 21, 1999, and is incorporated herein by reference.

On July 18, 1999, U S WEST and Global Crossing entered into a Termination Agreement terminating the Global Merger Agreement. The Termination Agreement is on file with the SEC as an exhibit to U S WEST's Current Report on Form 8-K, dated July 20, 1999, and is incorporated herein by reference.

On July 18, 1999, U S WEST and Qwest Communications International, Inc., a Delaware corporation ("Qwest"), entered into an Agreement and Plan of Merger (the "Qwest Merger Agreement"), providing for, among other things, the merger of Qwest and U S WEST, with Qwest as the surviving corporation. A copy of the Qwest Merger Agreement is on file with the SEC as an exhibit to U S WEST's Current Report on Form 8-K, dated July 20, 1999, and is incorporated herein by reference.

In connection with the approval of the Qwest Merger Agreement, the U S WEST Board of Directors amended the Rights Agreement between U S WEST and State Street, dated June 1, 1998, as amended. A copy of the Amendment No. 2 to Rights Agreement between U S WEST and State Street, dated as of July 18, 1999 ("Amendment No. 2"), is on file with the SEC as an exhibit to U S WEST's Quarterly Report on Form 10-Q, dated August 9, 1999, and is incorporated herein by reference.

Item 2.  Exhibits.
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     Exhibit
                               Number Description
------------------      --------------------------------------------------------

      (2a) Agreement and Plan of Merger between Global Crossing Ltd. and U S WEST, Inc., dated as of May 16, 1999 (Exhibit 2 to Form 8-K, dated May 21, 1999, File No. 1-14087).

     (2a.1) Termination Agreement between U S WEST, Inc. and Global Crossing Ltd., dated as of July 18, 1999 (Exhibit 10.2 to Form 8-K, dated July 20, 1999, File No. 1-14087).

     (2a.2) Agreement and Plan of Merger between U S WEST, Inc. and Qwest Communications International, Inc., dated as of July 18, 1999 (Exhibit 2 to Form 8-K, dated July 20, 1999, File 1-14087).

       (3)              Restated Certificate of Incorporation of U S WEST,  Inc.
                        (Exhibit 3A to Form S-4 Registration Statement No. 333-45765, filed February 6, 1998, as amended).

      (3a) Bylaws of U S WEST, Inc. (Exhibit 3(ii) to the U S WEST, Inc. Form 8-K/A, dated June 26, 1998, File No. 1-14087).

       (4) Rights Agreement between U S WEST, Inc. (formerly "USW-C") and State Street Bank and Trust Company, as Rights Agent, dated as of June 1, 1998 (Exhibit 4-A to Form S-4 Registration Statement, as amended, File No. 333-45765).

      (4a) Amendment No. 1 to Rights Agreement between U S WEST, Inc. and State Street Bank and Trust Company, dated as of May 16, 1999 (Exhibit 4 to Form 8-K, dated May 21, 1999, File No.
                        1-14087).

      (4b) Amendment No. 2 to Rights Agreement between U S WEST, Inc. and State Street Bank and Trust Company, dated as of July 18, 1999 (Exhibit 4-A.2 to Form 10-Q, dated August 9, 1999, File No. 1-14087).
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(  )     Exhibits marked with parentheses have been filed previously.

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 17th day of August, 1999.


U S WEST, INC.
(Formerly "USW-C, Inc.")


By:           /s/ THOMAS O. McGIMPSEY
              -------------------------------------------
Name:         Thomas O. McGimpsey
Title:        Assistant Secretary



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                                 EXHIBITS INDEX
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     EXHIBIT
       NO.                                    EXHIBIT
------------------      --------------------------------------------------------
      (2a)              Agreement and Plan of Merger between  Global  Crossing
                        Ltd. and U S WEST,  Inc.,  dated as of  May 16, 1999
                        (Exhibit 2 to Form 8-K, dated May 21, 1999, File No.
                        1-14087).

     (2a.1) Termination Agreement between U S WEST, Inc. and Global Crossing Ltd., dated as of July 18, 1999 (Exhibit 10.2 to Form 8-K, dated July 20, 1999, File No. 1-14087).

     (2a.2) Agreement and Plan of Merger between U S WEST, Inc. and Qwest Communications International, Inc., dated as of July 18, 1999 (Exhibit 2 to Form 8-K, dated July 20, 1999, File 1-14087).

       (3)              Restated Certificate of Incorporation of U S WEST,  Inc.
                        (Exhibit 3A to Form S-4 Registration Statement No. 333-45765, filed February 6, 1998, as amended).

      (3a) Bylaws of U S WEST, Inc. (Exhibit 3(ii) to the U S WEST, Inc. Form 8-K/A, dated June 26, 1998, File No. 1-14087).

       (4) Rights Agreement between U S WEST, Inc. (formerly "USW-C") and State Street Bank and Trust Company, as Rights Agent, dated as of June 1, 1998 (Exhibit 4-A to Form S-4 Registration Statement, as amended, File No. 333-45765).

      (4a) Amendment No. 1 to Rights Agreement between U S WEST, Inc. and State Street Bank and Trust Company, dated as of May 16, 1999 (Exhibit 4 to Form 8-K, dated May 21, 1999, File No.
                        1-14087).

      (4b) Amendment No. 2 to Rights Agreement between U S WEST, Inc. and State Street Bank and Trust Company, dated as of July 18, 1999 (Exhibit 4-A.2 to Form 10-Q, dated August 9, 1999, File No. 1-14087).
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